Exhibit 99.2

DURA Driver Control Systems

Condensed Combined Financial Statements

As of June 30, 2026 and December 31, 2025

and for the Six Months Ended

June 30, 2026 and 2025

1

DURA DRIVER CONTROL SYSTEMS

CONDENSED COMBINED BALANCE SHEETS

(Amounts in Thousands)

(unaudited)

	June 30, 2026	December 31,2025
		(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,975	$16,567
Accounts receivable, net of allowance for credit losses of $2,344 and $2,464, respectively	27,135	26,818
Related party accounts receivable	36,387	27,979
Inventories	20,512	21,050
Prepaid expenses and other current assets	10,118	12,606
Total Current Assets	105,127	105,020

Long-term Assets:
Restricted cash	284	294
Property, plant and equipment, net	17,188	19,657
Right of use operating lease assets, net	7,964	9,116
Deferred income tax asset, net	4,500	2,990
Other noncurrent assets	2,906	3,440
Total Long-Term Assets	32,842	35,497

Total Assets	$137,969	$140,517

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$244	$236
Current operating lease liability	2,563	2,498
Accounts payable	21,906	20,621
Accrued liabilities	21,738	19,049
Total Current Liabilities	46,451	42,404

Long-term Liabilities:
Long-term debt, net of current maturities	11,542	12,131
Noncurrent operating lease liability	6,203	7,308
Other noncurrent liabilities	3,120	3,129
Total Long-Term Liabilities	20,865	22,568

Total Liabilities	67,316	64,972
Members’ Equity	70,653	75,545
Total Liabilities and Members’ Equity	$137,969	$140,517

The accompanying notes are an integral part of the condensed combined financial statements.

2

DURA DRIVER CONTROL SYSTEMS

CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands)

(unaudited)

	Six-months ended	Six-months ended
	June 30, 2026	June 30, 2025

Revenues	$103,788	$103,291

Cost of sales	(91,918)	(90,028)

Gross profit	11,870	13,263

Selling, general and administrative expenses	(5,627)	(5,811)

Facility consolidation and other charges	(932)	(906)

Restructuring costs	(3,660)	(1,333)

Income from operations	1,651	5,213

Other income (expense)

Interest expense, net	(1,703)	(2,021)

Foreign currency transaction gains (losses)	1,313	(3,784)

Other (expense) income	(2,055)	14,559

Total other (expense) income	(2,445)	8,754

(Loss) income from operations before income taxes	(794)	13,967

Income tax benefit (expense)	67	(1,771)

Net (loss) income	(727)	12,196
Foreign currency translation adjustment	(902)	1,315
Comprehensive (loss) income	$(1,629)	$13,511

The accompanying notes are an integral part of the condensed combined financial statements.

3

DURA DRIVER CONTROL SYSTEMS

CONDENSED COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

(Amounts in thousands)

(unaudited)

		Other
	Members’	Comprehensive	Total
	Equity	Loss	Equity
Beginning Balance January 1, 2025	$79,258	$(28,458)	$50,800
Net income	12,196	-	12,196
Contribution from parent	37,631	-	37,631
Foreign exchange translation changes in equity	(20,001)	-	(20,001)
Other comprehensive income	-	1,315	1,315
Balance, June 30, 2025	$109,084	$(27,143)	$81,941
Beginning Balance January 1, 2026	$102,796	$(27,251)	$75,545
Net loss	(727)	-	(727)
Contribution from parent	17,706	-	17,706
Foreign exchange translation changes in equity	(20,969)	-	(20,969)
Other comprehensive loss	—	(902)	(902)
Balance June 30, 2026	$98,806	$(28,153)	$70,653

The accompanying notes are an integral part of the condensed combined financial statements

4

DURA DRIVER CONTROL SYSTEMS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six-months ended	Six-months ended
	June 30, 2026	June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(727)	$12,196
Adjustments required to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,092	2,005
Provision for allowance for credit losses	52	104
Non-cash restructuring	3,660	3,660
Non-cash interest expense	205	205
Amortization of right of use assets	1,152	255
Deferred income tax (expense) recovery	(1,510)	420
Change in other operating items:
Accounts receivable	(369)	(3,777)
Related party accounts receivable	(8,408)	(7,585)
Inventories	538	568
Prepaid expenses and other current assets	2,488	(1,070)
Accounts payable	1,285	(1,181)
Accrued liabilities	(971)	(23,967)
Operating lease liability	(1,040)	171
Other assets and liabilities, net	(20,737)	(15,711)
Net cash used in operating activities	(22,290)	(33,707)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(2,712)
Net cash used in investing activities	-	(2,712)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution from Parent	17,706	37,631
Payments on financing arrangements	(786)	(1,180)
Net cash provided by financing activities	16,920	36,451
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:	(232)	(2,795)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:	(5,602)	(2,772)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning	16,861	10,885
Ending cash and cash equivalents	10,975	7,747
Ending restricted cash	284	366
Ending	$11,259	$8,113
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,703	$2,021
Cash paid for income taxes	$978	$1,916

The accompanying notes are an integral part of the condensed combined financial statements.

5

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

1.	Organization and Description of Business

Dura Driver Control Systems (“DCS” or “the Company”), and its subsidiaries are a global mobility systems supplier specializing in the design, engineering, and manufacturing of solutions that drive the evolution of mobility. DCS is a business unit of Firefish TopCo, LLC which is a wholly owned subsidiary of Megaladon TopCo, LLC (“Megaladon”).

On June 10, 2026, FireFish TopCo, LLC, entered into a Purchase Agreement with Aspire-Lakewood Holdings, Inc. (“Aspire”) to sell the outstanding equity interests of DCS for approximately $30 million to Aspire. The transaction closed on August 6, 2026 and as a part of the sale, the Company settled certain intercompany accounts of the DCS entities and completed other closing obligations as further disclosed in the Purchase Agreement.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying condensed combined financial statements and disclosures of DCS have been prepared in connection with the transaction and have been derived from the combined financial statements and accounting records of Megalodon, as if DCS operated on a standalone basis during the periods presented. The condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following entities were included in the acquisition and the accompanying condensed combined financial statements:

●	Dura de Mexico SA de CV
●	Dura Automotive Systems GmbH
●	Dura Automotive Portuguesa Industria De Componentes
●	Dura Automotive Romania Srl
●	Dura Automotive Systems SAS and its wholly owned subsidiary Duratronics GmbH
●	Dura Automotive Components Trading (Shanghai) Co., Ltd.
●	Dura Ganziang Automotive Systems (Shanghai) Co., Ltd.
●	Dura Auto Systems India Private Limited
●	Dura Automotive Services India Private Limited
●	DUS Operating, Inc.
●	Dura Automotive Systems CZ, s.r.o.

The Company eliminates all intercompany balances and transactions.

The Company has historically operated and reported as a part of Megalodon and not as a stand-alone Company. Financial statements representing the historical operations of the Company’s business have been derived from Megalodon’s historical accounting records and are presented on a carve-out basis. All revenue and costs, as well as assets and liabilities, directly associated with the business activity of the Company are included in the financial statements. The condensed combined financial statements also include allocations of certain expenses such as shared services expenses, accounting and finance and information technology from Megalodon. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the condensed combined financial statements had the Company operated independently of Megalodon.

The Company is dependent upon Megalodon for all of its working capital and financing requirements, as Megalodon uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the related party payable. All significant transactions between the Company and Megalodon have been included in the accompanying condensed combined financial statements. All footnotes are presented in thousands.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of highly liquid investments which include money market instruments with original maturities of three months or less and are stated at cost, which approximates fair value. Cash balances may be more than the amounts insured by the Federal Deposit Insurance Corporation, or the foreign equivalent. The Company also had restricted cash of $284 and $294 as of June 30, 2026 and December 31, 2025, respectively related to certain future employee benefit related liabilities.

6

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

Revenue Recognition and Sales Commitments

The Company recognizes revenue, utilizing the five-step framework of ASC 606, when performance obligations to manufacture and supply these products at the point in time that the customer obtains control of the products. Contract terms do not unilaterally include cancellation provisions that would result in an enforceable right to payment for performance completed to date and as a result, revenue is recognized at a point in time. The customer typically obtains control of the products upon shipment in accordance with purchase orders and delivery releases issued by the customer.

The Company utilizes several factors when determining whether control has transferred, including whether the Company has a present right to payment for the product, the customer has legal title to the product, the Company has transferred physical possession of the product, the customer has the significant risks and rewards of owning the product, and the customer has accepted the product.

Contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Trade accounts receivable from the Company’s customers are generally due approximately 60 days from the date the Company’s customers receive the product. Contracts typically do not contain variable consideration as the contracts include stated prices. The Company provides warranties that the product will conform to stated specifications, which are not separate performance obligations. Total warranty accrual as of June 30, 2026 and December 31, 2025, totaled $1,100 and $899, respectively, which is included in accrued liabilities on the condensed combined financial statements. The Company excludes sales and other taxes from the transaction price of the contracts with customers. The Company has adopted the practical expedient to treat shipping and handling costs as a cost to fulfill the contract. Because contracts with customers usually only contain one performance obligation that is satisfied at a point in time, there are no satisfied performance obligations that would result in contract assets other than trade accounts receivable.

Revenues recognized from contracts with customers, disaggregated by geographical location, are presented in the following table for the six months ended June 30, 2026 and 2025. Revenues are attributed to regions based on the location of the customer.

	For the Six Months Ended
	June 30, 2026	June 30, 2025
North America	$37,028	$36,652
Europe	55,101	56,929
Asia	11,659	9,710
Total	$103,788	$103,291

Trade Accounts Receivable and Allowance for Credit Losses

The Company adopted the guidance in ASC 326, Financial Instruments – Credit Losses, on January 1, 2024. ASC 326 requires entities to measure expected credit losses on financial assets not measured at fair value, including trade accounts receivable and certain debt securities, using a current expected credit loss (CECL) model. The adoption of this guidance did not have a material impact on the Company’s condensed combined financial statements.

The Company generally does not require collateral related to its trade accounts receivable. An allowance for credit losses is established for amounts expected to be uncollectible over the contractual life of the receivables. The Company collectively evaluates trade receivables to determine the allowance for credit losses based on creditworthiness of customers. The Company calculates the allowance using an expected loss model that considers the Company’s actual historical loss rates adjusted for current economic conditions and reasonable and supportable forecasts. The Company considers macroeconomic trends and customer-specific knowledge when making adjustments for reasonable and supportable forecasts. Uncollectible amounts are written off against the allowance for credit losses in the period they are determined to be uncollectible. Recoveries of amounts previously written off are recognized when received. On a monthly basis, a reserve is established for specific customers at the appropriate risk level supported by external documents. The remaining reserve is calculated by aging accounts receivable balances and reserving a larger percentage of older balances.

7

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

While routinely executing collection procedures, some receivables will be determined to be uncollectible by management when all collection actions have been completed. When accounts are deemed to be uncollectible, they are written off and no longer reflected in the accounts receivable balance in the financial statements and are no longer used in calculating the allowance for credit losses. The activity in the allowance for credit losses is as follows:

	June 30, 2026	December 31, 2025
Balance at January 1	$2,464	$612
Additions charged to expense	52	574
Effect of exchange rate	(172)	1,278
Total	$2,344	$2,464

The Company enters into agreements to sell certain of its accounts receivable, primarily in Europe. Sales of receivables are accounted for in accordance with ASC Topic 860, Transfers and Servicing. Agreements which result in true sales of the transferred receivables, which occur when receivables are transferred without recourse to the Company, are excluded from amounts reported in the condensed combined balance sheets. Cash proceeds received from such sales are included in operating cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The most significant estimates include the provision for income taxes, allowance for credit losses and allowance for excess and obsolete inventory.

Inventories

Inventories are valued at the lower of cost and net realizable value, using the first-in first-out (“FIFO”) method. The Company assesses inventory valuation based on estimates of future demand. The estimates of future demand are based upon projections of future related automobile platform sales. The future projected demand of service parts is based upon current service usage. The Company evaluates inventory for items that are slow moving or obsolete and records an appropriate reserve for obsolescence if needed.

Foreign Currency Translation

The functional currency is the U.S. dollar as a substantial part of operations are based in the U.S. The financial statements of all subsidiaries with a functional currency other than the U.S. Dollar have been translated into U.S. Dollars. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date. Revenue and expense accounts are translated from the applicable foreign currency using a weighted average exchange rate for the period. The resulting translation adjustments are recorded as a component of Members’ Equity. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from foreign currency transactions are recognized in net loss in the condensed combined statements of operations. Non-functional currency denominated intercompany balances which are long-term in nature are recognized in accumulated other comprehensive income.

Income Taxes

The Company records income tax expense using the asset and liability method which specifies that deferred tax assets and liabilities be measured each year based on the difference between the financial statement and tax base of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided for deferred tax assets when management considers it more likely than not that the asset will not be realized. At June 30, 2026, and December 31, 2025, a valuation allowance has been provided for certain deferred tax assets which the Company has concluded are more likely than not to not be realized. If future annual taxable income were to be significantly less than projected levels, there is a risk that part of deferred tax assets not already provided for by the valuation allowance would expire prior to utilization.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

8

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis of, or changes in tax laws, regulations and interpretations thereof as well as other factors. The Company’s policy is to record interest and penalties directly related to income taxes as income tax expense in the accompanying condensed combined statements of operations, of which there was none for the six months ended June 30, 2026 and 2025.

Pre-Production Costs Related to Long-Term Supply Agreements

The Company incurs pre-production engineering and development (“E&D”) costs related to the products produced for its customers under long-term supply agreements. These costs are expensed as incurred unless the cost reimbursement is contractually guaranteed in a customer contract for which costs are capitalized as an asset as incurred and subsequently reduced upon lump sum or piece price recoveries.

The Company enters into contractual agreements with certain customers to design and develop molds, dies and tools (collectively, “tooling”). Periodically, the Company enters into contractually guaranteed reimbursement agreements related to the sale of tooling to customers. Costs are deferred until reimbursed by the customer. Amounts due under such arrangements are either settled in cash, on a lump sum basis, or settled over the part supply arrangement, in accordance with the specific terms of the arrangement.

The Company also may progress bill on certain tooling being constructed. In certain scenarios, the Company reports deferred revenue resulting from advances from customers or if progress billings are in excess of costs incurred. Deferred revenue on tooling projects are recorded in accrued liabilities on the condensed combined balance sheet, and totaled $667 and $942 as of June 30, 2026 and December 31, 2025, respectively.

Excess of cost over billings on uncompleted tooling projects are recorded in prepaid expenses and other current assets on the condensed combined balance sheets, and totaled $725 and $587 as of June 30, 2026 and December 31, 2025, respectively.

Occasionally, the Company incurs costs in excess of those contractually reimbursed for customer owned tooling. In those cases, the Company records reserves for such probable and estimable losses. Forecasted losses on incomplete projects are recognized currently when identified. There were no forecasted losses as of June 30, 2026 and December 31, 2025.

Property, Plant, and Equipment, net

Property, plant, and equipment are stated at cost or at fair market value for property, plant and equipment acquired through acquisitions. Expenditures for maintenance, repairs and renewals are charged to expense as incurred, while major improvements are capitalized. The cost of these improvements is depreciated over their estimated useful lives. Assets dedicated to a specific customer program, are depreciated over the estimated life of that program. Depreciation and amortization are computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes over the estimated useful lives of the related assets as follows:

Furniture and Fixtures	3 to 10 years
Buildings	20 to 30 years
Machinery and equipment	3 to 10 years
Leasehold improvements	Shorter of useful life or lease term
Land improvements	10 years

When assets are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is included in the earnings for the current period.

Comprehensive Income (Loss)

Comprehensive income (loss) disclosed in the condensed combined statements of comprehensive income (loss) reflects the change in the equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive loss represents net loss plus other comprehensive income (loss) items (e.g., foreign currency translation adjustments) from nonowner sources.

9

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

Retirement Plan

The Company sponsors several 401(k) profit-sharing plans covering substantially all of its domestic employees. Matching contributions charged to expense for the six months ended June 30, 2026 and June 30, 2025 were $8 and $68, respectively.

Other Income

Other income in 2026 and 2025 relates to the income of Dura Automotive CZ k.a.

Recent Accounting Pronouncements Adopted

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, including those assets acquired in a business combination. The practical expedient permits all entities to assume that current conditions as of the balance sheet date do not change for the remaining life of the asset. This ASU is effective for fiscal years beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The adoption of this guidance did not have a material impact on the Company’s condensed combined financial statements.

3.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	June 30, 2026	December 31, 2025
Taxes	$3,233	$4,488
Other prepaid expenses	3,159	3,681
Prepaid insurance	1,174	2,115
Supplies	1,008	891
Deposits	819	844
Tooling	725	587
Prepaid expenses and other current assets	$10,118	$12,606

4.	Property, Plant, and Equipment, net

Property, plant, and equipment consisted of the following:

	June 30, 2026	December 31, 2025
Land and buildings	$17,857	$18,261
Machinery and equipment (1)	23,015	23,945
Construction in progress	—	276
Less — Accumulated depreciation and amortization	(23,634)	(22,825)
Property, plant and equipment, net	$17,188	$19,657

(1)	Machinery and equipment includes Company-owned tooling of $100 as of June 30, 2026 and December 31, 2025, respectively.

Depreciation expense totaled $2,100 and $2,000 for the six months ended June 30, 2026 and June 30, 2025, respectively.

10

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

5.	Inventories

Inventories consisted of the following:

	June 30, 2026	December 31, 2025
Raw Materials	$14,198	$14,209
Work-in-process	3,106	3,221
Finished goods	3,208	3,620
Inventories	$20,512	$21,050

The above amounts are shown net of cumulative inventory lower of cost or net realizable value adjustments of $5,700 and $6,100 as of June 30, 2026 and December 31, 2025, respectively.

6.	Accrued liabilities

Accrued liabilities consisted of the following:

	June 30, 2026	December 31, 2025
Accrued compensation	$11,208	$10,179
Accrued taxes	3,537	2,806
Other	2,051	—
Customer price downs	1,417	2,484
Warranty reserve	1,090	899
Litigation reserve	1,087	824
Accrued professional fees	681	915
Deferred revenue	667	942
Accrued liabilities	$21,738	$19,049

7.	Debt

The Company has long-term debt related to two failed sale-leaseback transactions as of June 30, 2026 and December 31, 2025. The Company sold buildings to a third-party under sale-leaseback arrangements. Since these transactions did not meet the criteria for sale-leaseback accounting treatment, they are presented as debt in the accompanying condensed combined balance sheets. These financing transactions contain monthly and quarterly payments ranging from $100 to $200. Payments are recorded as principal and interest based on implicit rates ranging from approximately 10 percent to 12 percent.

The balance of the above debt matures as follows:

2026 (excluding the six months ended June 30, 2026)	$244
2027	281
2028	322
2029	366
2030	416
Thereafter	10,157
Debt	$11,786

8.	Income Taxes

The income tax provision effective tax rates was 4.2% and 12.88% for the six months ended June 30, 2026 and 2025, respectively. The Company has recorded a valuation allowance for the periods based on management’s determination that it is more-likely-than-not that the tax benefits related to these assets will not be realized. The valuation allowance includes a full valuation on deferred tax assets in France, Portugal, Romania, and certain entities in Germany, China, as well as a partial valuation allowance on the United States.

11

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

9.	Commitments and Contingencies

Leases

The Company has operating lease obligations that include office space, manufacturing space and certain equipment under agreements with contractual periods ranging from less than one year to 20 years. Many of the lease obligations contain one or more options to extend the term. The Company includes options that are reasonably certain to exercise in the evaluation of the lease term after considering all relevant economic and financial factors. The leases are classified as right of use assets in the non-current assets section of the condensed combined balance sheet.

The Company does not separate the non-lease components (e.g., maintenance and operating services) from the lease components to which they relate. Instead, non-lease components are included in the measurement of the lease obligations. The Company calculates the initial lease liability as the present value of fixed payments not yet paid and variable payments that are based on a market or an index rate, measured at commencement. Most of the leases are discounted using the incremental borrowing rate because the rate implicit in the lease obligation is not readily determinable. All other variable payments are expensed as incurred.

The components of lease costs consisted of the following:

	June 30, 2026	June 30, 2025
Operating lease costs	$1,353	$1,493

Lease obligation right-of-use assets and liabilities consisted of the following:

	June 30, 2026	December 31, 2025
Operating leases
Right-of- use operating assets	$7,964	$9,116

Operating lease liability, current	$2,563	$2,498
Operating lease liability, non-current	6,203	7,308
Total operating leases	$8,766	$9,806

The weighted-average remaining lease term and weighted-average discount rate were as follows:

	June 30, 2026	December 31, 2025

Weighted-average operating lease term	10.26 years	9.81 years
Weighted-average discount rate –operating leases	8.06%	8.06%

12

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

Future minimum lease payment under these leases as of June 30, 2026 were as follows:

2026 (excluding the six months ended June 30, 2026)	$2,808
2027	4,251
2028	3,637
2029	3,694
2030	3,747
Thereafter	45,725
Total	63,862
Less: Imputed interest	55,096
Total lease obligations	8,766
Less: Current maturities of long-term lease obligations	(2,563)
Long-term lease obligation	$6,203

Supplemental cash flow information related to leases were as follows;

	June 30, 2026	June 30, 2025
Cash paid for amounts included in the measurement of lease obligations
Operating cash flows from operating leases	$1,326	$1,460
Right-of-use assets obtained in exchange for new operating lease obligations	$110	$159

Warranty and Environmental

The Company has an inherent business risk of exposure to warranty claims in the event that manufactured products do not perform as expected and results in replacement of product on vehicles in the field. OEMs are increasingly requiring their suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which the Company supplies products to an OEM, an OEM may hold us responsible for some or all of the repair and replacement costs of warranty claims under new vehicle warranties when the product supplied does not perform as represented.

The Company’s policy is to record reserves for customer warranty costs on a case by case basis at the time they believe such amounts are probable and reasonably estimable and to review these determinations on a quarterly basis, or more frequently as additional information is obtained. The Company has established reserves for issues that are probable and reasonably estimable in amounts management believes are adequate to cover reasonable adverse judgments. The Company determines the warranty reserves based on identified claims and the estimated ultimate projected claim cost. The final amounts determined for these matters could differ significantly from recorded estimates. The warranty accrual balance was $1,090 and $899 as of June 30, 2026 and December 31, 2025, respectively. The warranty accrual is included in accrued liabilities on the accompanying condensed combined balance sheets as of June 30, 2026 and December 31, 2025.

The Company is subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. Some of the operations involve the use of hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of the current or former properties or at a landfill or another location where the Company has disposed of wastes, and may be held liable for the contamination, which could be material. The Company’s policy regarding the recording of environmental reserves is the same as for warranty. The reserves are reviewed on a quarterly basis or more frequently as additional information is obtained. The environmental reserve balance was insignificant as of June 30, 2026 and December 31, 2025.

13

DURA DRIVER CONTROL SYSTEMS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

Litigation

The Company is involved in various legal proceedings. Due to their nature, such legal proceedings involve inherent uncertainties, including, but not limited to, court rulings, negotiations between affected parties and governmental intervention. The Company establishes reserves for matters that are probable and reasonably estimable in amounts they believe are adequate to cover reasonable adverse judgments not covered by insurance. Based upon the information available to us and discussions with legal counsel, it is management’s opinion that the ultimate outcome of the various legal actions and claims that are incidental to the business will not have a material adverse impact on the condensed combined balance sheet, statement of operations, or statement of cash flows; however, such matters are subject to many uncertainties, and the outcome of individual matters are not predictable with assurance. The Company has insurance coverage for certain litigation type matters. The litigation reserve balance was $1,087 and $824 as of June 30, 2026 and December 31, 2025, respectively. The litigation reserve is included in accrued liabilities on the condensed combined balance sheets as of June 30, 2026 and December 31, 2025.

Concentrations of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of accounts receivable and cash investments. The Company’s customer base includes significant global automotive manufacturers and many distributors and installers of automotive aftermarket parts. For the six month ended June 30, 2026, three customers accounted for approximately 30%, 16%, and 12%, respectively, of the Company’s revenues. For the six months ended June 30, 2025, three customers accounted for approximately 29%, 13%, and 12%, respectively, of the Company’s revenues. The Company’s credit evaluation process, reasonably short collection terms and the geographical dispersion of sales transactions help to mitigate credit risk concentration. The Company requires placement of cash in financial institutions evaluated as highly creditworthy.

The Company’s business is labor intensive and utilizes many unionized employees. As of June 30, 2026 and 2025, approximately 38% of the U.S. employees were unionized and a substantial number of non-U.S. employees are covered by Workers’ Councils. In the U.S., the Company has collective bargaining agreements with the UAW (International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America). The majority of non-U.S. employees are members of industrial trade union organizations and confederations within their respective countries. Many of these organizations and confederations operate under national contracts, which are not specific to any one employer. The UAW contracts expire in 2027 for the unionized facilities in the U.S. and expire annually for non-U.S. facilities. Although the Company believes that the relationship with union employees is generally good, there can be no assurance that they will be able to negotiate new agreements on favorable terms. In the event the Company is unsuccessful in negotiating new agreements, these facilities could be subject to work stoppages, which could have a material adverse effect on operations.

The Company has manufacturing and product development facilities located in the U.S., Europe, and Asia. A significant portion of operations are located outside of the U.S.

The total assets of the operations outside of the U.S. are as follows:

	June 30, 2026	December 31, 2025
Europe	$47,970	$142,6354
Asia	16,836	27,061
Total foreign operations	$64,806	$169,696

10.	Related Party Transactions

The following is a description of transactions between the Company and related parties:

Related Party Accounts Receivable

At June 30, 2026 and December 31, 2025, the Company had accounts receivable from related parties totaling $36,387 and $27,979, respectively. Balances are related to daily operational activity. The balance has been presented as a current asset on the condensed consolidated balance sheets as the balance is expected to be settled within the next year.

Contribution to Parent

At June 30, 2026 and December 31, 2025, the Company had accounts payable to the parent totaling $10,465 and $35,405, respectively. Balances are related to the parent’s cash management and financing strategies. The balance has been included in equity, as the parent does not expect repayment, as this liability will be forgiven.

Parent Allocation of Expenses

For the six months ended June 30, 2026 and 2025, the Company recorded allocations of parent company expenses totaling approximately $7,241 and $2,226, respectively, related to general and administrative expenses which has been classified as such in the condensed combined statement of operations. The balance has been presented as equity, as a contribution from Parent.

11.	Subsequent Events

The Company has evaluated events and transactions subsequent to October 20, 2026, the date the condensed combined financial statements were issued. Other than the below, there were no other events to report than what has been disclosed in the financial statements.

On August 6, 2026, Aspire acquired 100% of the DCS business unit of Firefish TopCo, LLC, which is a wholly owned subsidiary of Megalodon. Prior to the transaction, DCS was included in the combined financial statements of Megalodon. The transaction will be accounted for as a business combination. The primary reason for the transaction was to expand into new markets. The total purchase price was approximately $30 million which was funded with cash. As of the date the condensed combined financial statements were available to be issued, the fair value of assets acquired and liabilities assumed has not been determined.

The transaction occurred subsequent to the balance sheet date, and therefore, the accompanying condensed combined financial statements do not reflect the impact of the sale. As of the date the condensed combined financial statements were available to be issued, the Company is still evaluating the final financial statement impact, including the determination of any gain or loss on sale.

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